Exhibit 1
Distribution Financial Services RV Trust 1999-1
December 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement
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
Beginning Pool Balance                                                               $839,925,627.57
Beginning Pool Factor                                                                     2.24260629

Distribution Allocable to Principal on Notes
           Prior                              Current
Class  Principal Pymt. $1000 orig.prin.bal.Principal Pymt. $1000 orig.prin.bal.
A-1           $0.00       0.0000000          $0.00             0.0000000
A-2  $17,912,973.67       0.0000000 $18,542,940.08           699.2407660
A-3           $0.00       0.0000000          $0.00             0.0000000
A-4           $0.00       0.0000000          $0.00             0.0000000
A-5           $0.00       0.0000000          $0.00             0.0000000
A-6           $0.00       0.0000000          $0.00             0.0000000
  B           $0.00       0.0000000          $0.00             0.0000000
  C           $0.00       0.0000000          $0.00             0.0000000

Distribution Allocable to Interest on Notes
                          Prior                            Current
Class      Rate      Interest Pymt. $1000 orig.prin.bal.Interest Pymt. $1000 orig.prin.bal.
A-1        4.97%          $0.00       0.0000000              $0.00        0.0000000
A-2        5.38%          $0.00       0.0000000        $796,421.54        3.5003078
A-3        5.70%          $0.00       0.0000000        $940,490.50        4.7500000
A-4        5.84%          $0.00       0.0000000        $937,524.40        4.8666670
A-5        5.97%          $0.00       0.0000000        $794,616.95        4.9750000
A-6        6.02%          $0.00       0.0000000        $322,902.77        5.0166670
  B        6.36%          $0.00       0.0000000        $132,500.00        5.3000000
  C        7.23%          $0.00       0.0000000        $120,500.00        6.0250000

Note Balance After Giving Effect to Principal Distribution

Class     Beginning Balance   Pool Factor  Ending Balance      Pool Factor
A-1                0.00        1.0000000            $0.00        0.0000000
A-2      177,640,492.32        1.0000000  $159,097,552.24      780.7378060
A-3      197,998,000.00        1.0000000  $197,998,000.00        1.0000000
A-4      192,640,000.00        1.0000000  $192,642,000.00        1.0000000
A-5      159,722,000.00        1.0000000  $159,722,000.00        1.0000000
A-6       64,366,000.00        1.0000000   $64,366,000.00        1.0000000
  B       25,000,000.00        1.0000000   $25,000,000.00        1.0000000
  C       20,000,000.00        1.0000000   $20,000,000.00        1.0000000
Servicing Fee                                                                            $349,969.01
Servicing Fee Per $1,000 of Orig.Note                                                      0.9344193

Realized Losses                                                                          $414,133.01

Reserve Account Balance                                                               $17,271,199.64

Payments Received with Respect to Receivables During Most Recently Ended
Collection Period                                                                     $23,173,739.58
         Interest Payments Received                                                    $6,377,521.55
         Scheduled Principal Payments Received                                         $4,868,816.44
         Principal Prepayments Received                                               $11,927,401.59

Distribution to Residual Interestholders                                                       $0.00

Noteholders' Interest Carryover Shortfall                                                      $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                  0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related
Collection Period                                                                              $0.00

Ending Pool Balance                                                                  $822,708,956.14
Ending Pool Factor                                                                        2.19663767


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